UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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GTT Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GTT COMMUNICATIONS, INC.

April 29, 2016

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of GTT Communications, Inc. to be held at 10:00 a.m., local time, on, Tuesday, May 31, 2016, at our offices, 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102.

At the annual meeting, you will be asked to elect eight directors, vote on a non-binding advisory resolution approving the compensation of our named executive officers, ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the current year ending December 31, 2016 and approve the 2016 Employee Stock Purchase Plan. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors unanimously recommends that stockholders vote in favor of the election of the nominated directors and in favor of each of the other proposals described in the Proxy Statement.

If you plan to attend the annual meeting, we request that you please provide at least two business days advance notice of your intent to attend by contacting Chris McKee, our General Counsel and Secretary, at (703) 442-5500. Whether or not you plan to attend the annual meeting, we urge you to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope, or vote electronically at www.voteproxy.com, as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting by proxy will ensure your representation at the annual meeting if you do not attend in person.

We thank you for your continued support of GTT Communications.

Very truly yours,

/s/ Richard D. Calder, Jr.
Richard D. Calder, Jr.
President and Chief Executive Officer

GTT COMMUNICATIONS, INC.

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

__________________

TO BE HELD ON Tuesday, May 31, 2016

The Annual Meeting of Stockholders of GTT Communications, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on Tuesday, May 31, 2016, at our offices, 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102 for the following purposes:

1. To elect eight directors to serve for a one-year term expiring at the 2017 Annual Meeting or until their successors are duly elected and qualified or their earlier resignation or removal;

2. To vote on an advisory resolution to approve the compensation of the Company’s named executive officers;

3. To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2016;

4. To approve the 2016 Employee Stock Purchase Plan; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on April 15, 2016 are entitled to notice of, and to vote at, the annual meeting.

All stockholders are cordially invited to attend the meeting and vote in person. If you plan to attend the annual meeting, we request that you please provide at least two business days advance notice of your intent to attend by contacting the undersigned at (703) 442-5500. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or vote electronically at www.voteproxy.com as promptly as possible. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

/s/ Chris McKee
Chris McKee
General Counsel and Secretary

McLean, Virginia
April 29, 2016

GTT COMMUNICATIONS, INC.

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

__________________

PROXY STATEMENT

__________________

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of GTT Communications, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders, or the “Annual Meeting” to be held on Tuesday, May 31, 2016 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at our offices, 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102.

These proxy solicitation materials will be first mailed on or about May 2, 2016 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on April 15, 2016, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 37,154,181 shares of our common stock. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. At the Annual Meeting, the ratification of the appointment of our independent registered public accounting firm (Proposal 3) is a matter considered “routine” under applicable rules, while each of our other proposals is considered “non-routine” under applicable rules. Because brokers have authority to vote at the Annual Meeting, broker votes will be counted towards establishing a quorum at the Annual Meeting.

Assuming that a quorum is present, approval of each proposal presented to the Annual Meeting will require the affirmative vote of a majority of shares of common stock present in person or by proxy at the meeting and entitled to vote on such proposal. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and the inspector of elections will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast as proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes are not counted as votes cast and will therefore have no effect on the outcome of the vote to approve each proposal presented at the Annual Meeting.

Whether or not a stockholder plans to attend the Annual Meeting, a stockholder may vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose or by voting electronically at www.voteproxy.com. If a stockholder attends the Annual Meeting, the stockholder may vote in person even if the stockholder had previously returned a proxy card or voted electronically.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If a proxy is signed and returned without instructions for voting with respect to each proposal described in this proxy statement, the shares will be voted “for” each of the proposals for which no instructions are provided and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

We will pay the cost of this proxy solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2017 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or the “Exchange Act”, by the Securities and Exchange Commission, or the “SEC”, must be received at our principal executive offices not later than January 2, 2017, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. However, if the date of the 2017 annual meeting of stockholders is changed by more than 30 days from the first anniversary of the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2017 annual meeting of stockholders. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

If a stockholder who wishes to present a proposal fails to notify us by January 2, 2017 and such proposal is brought before the 2017 annual meeting, under the SEC’s proxy rules, the proxies solicited by management with respect to the 2017 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102, Attention: Corporate Secretary.

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Annual Report and Other Matters

Our annual report on Form 10-K for the year ended December 31, 2015, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

The proxy statement and our annual report on Form 10-K are both available free of charge at http://www.gtt.net/investor-relations. We will provide, without charge, additional copies of our annual report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, to each stockholder of record as of the record date who requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s secretary at our executive offices set forth in this proxy statement. We encourage you to vote via the Internet by following the links to the proxy statement and annual report on Form 10-K, which are both available at www.voteproxy.com.

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PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board of Directors. At each annual meeting of stockholders, directors will be elected for one-year terms to succeed the directors whose terms are expiring. Richard D. Calder, Jr., H. Brian Thompson, S. Joseph Bruno, Rhodric C. Hackman, Howard Janzen, Theodore B. Smith III, and Nick Adamo, each have been nominated by our Board of Directors’ Nominating and Governance Committee for re-election for one-year terms expiring in 2017. Morgan O’Brien will cease to serve as a director of the Company upon expiration of his current term effective as of the shareholder meeting, and we have nominated Elizabeth Satin to replace Mr. O’Brien on the Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Each of the nominees is currently a director of our Company, except for Ms. Satin. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “for” each of the nominees named herein.

Nominees for Director Standing for Election

Richard D. Calder, Jr., 52, has served as our Chief Executive Officer and Director since May 2007. Prior to joining us, from 2004 to 2006, Mr. Calder served as President & Chief Operating Officer of InPhonic, Inc., a publicly-traded online seller of wireless services and products. From 2001 to 2003, Mr. Calder served in a variety of executive roles for Broadwing Communications, including as President, Business Enterprises and Carrier Markets. From 1996 to 2001, Mr. Calder held several senior management positions with Winstar Communications, ultimately serving as President of the company’s South Division. In 1994, Mr. Calder co-founded Go Communications, a wireless communications company, and served as its Vice President of Corporate Development until 1996. Prior to co-founding Go Communications, Mr. Calder held a variety of marketing, business development, and engineering positions with MCI Communications and Tellabs. Mr. Calder received a Masters of Business Administration from Harvard Business School and received a Bachelor of Science in Electrical Engineering from Yale University. Mr. Calder’s role as our Chief Executive Officer, together with his extensive relevant industry experience, qualify him for election to the Board of Directors.

H. Brian Thompson, 77, has served as Chairman of our Board of Directors since January 2005 and as our Executive Chairman since October 2006. From January 2005 until October 2006 and from January 2007 until May 2007, Mr. Thompson also served as our Chief Executive Officer. Mr. Thompson continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc., focused on both start-up companies and consolidations taking place in the information/telecommunications business areas both domestically and internationally. From December 2002 to June 2007, he was Chairman of Comsat International, one of the largest independent telecommunications operators serving all of Latin America. He previously served as Chairman and Chief Executive Officer of Global TeleSystems Group, Inc. from March 1999 through September 2000. Mr. Thompson also served as Chairman and CEO of LCI International, Inc. from 1991 until its sale to Qwest Communications International, Inc. in June 1998. He became Vice Chairman of the Board for Qwest until his resignation in December 1998. From 1981 to 1990, Mr. Thompson served as Executive Vice President of MCI Communications Corporation. He currently serves as a member of the board of directors of Pendrell Corporation, Penske Automotive Group, Inc. and Sonus Networks, Inc. and served as a member of the board of directors of Axcelis Technologies Inc. until May 2015. Mr. Thompson served as the Co-Chairman for the Americas and is currently on the Executive Committee of the Global Information Infrastructure Commission, a multinational organization launched in Brussels in 1995 to chart the role of the private sector in the developing global information and telecommunications infrastructure. He serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board. Mr. Thompson received his Masters of Business Administration from Harvard’s Graduate School of Business and holds an undergraduate degree in Chemical Engineering from the University of

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Massachusetts. Mr. Thompson’s extensive relevant industry experience, as both an executive officer and board member of communications companies, together with his investing experience, qualify him for election to the Board of Directors.

S. Joseph Bruno, 67, has been a Director since May 2007. Mr. Bruno has served since 2004 as President and CEO of Building Hope, a private foundation that develops and finances real estate facilities for charter schools. From 2001 to 2004, Mr. Bruno served as Senior Consultant- eHealth Division of BCE Emergis, an eCommerce service provider in the health and financial services sectors, where he focused on financial reporting, mergers and acquisitions, and tax compliance. From 2000 to 2002, Mr. Bruno also served as Director, International Operations for Carey International. From 1995 to 2000, Mr. Bruno was Senior Vice President, Chief Financial Officer and Corporate Secretary of United Payors & United Providers, Inc., a publicly-traded service provider in the health care industry. From 1989 to 1995, he was a partner at Coopers & Lybrand LLP which has merged with Pricewaterhouse to form PricewaterhouseCoopers. From 1986 to 1989, Mr. Bruno served as Senior Vice President of Operations and Chief Financial Officer of Jurgovan & Blair, Inc., a health care and information technology services provider, and from 1971 to 1986, he was employed by KPMG Peat Marwick LLP, an international public accounting firm, including six years as a partner. Mr. Bruno currently serves on a number of boards in the charter school sector, including Somerset Preparatory Academy Public Charter School, the Center City Public Charter Schools, the Florida Consortium of Public Charter Schools, Idaho Charter School Network, and Friends of Choice in Urban Schools. He also chairs the Board of Medstar Georgetown University Hospital. Mr. Bruno has been a certified public accountant since 1972. Mr. Bruno received a B.A. in Finance and Accounting from the University of Maryland. Mr. Bruno’s extensive financial reporting experience, together with his managerial experience as both an executive officer and director, qualify him for election to the Board of Directors.

Rhodric C. Hackman, 68, has been a Director since January 2005 and has served as Lead Independent Director since February 2008. From January 2005 to October 2006, Mr. Hackman served as our President and Secretary. In October 1999, Mr. Hackman co-founded Mercator Capital L.L.C., a merchant and investment bank focused on communications, media and technology. Mr. Hackman has been a partner of Mercator Capital and its affiliates since formation. From 1981 to 1999 Mr. Hackman served in a corporate finance role within several investment banking firms including Kidder Peabody & Co., PriceWaterhouseCoopers Securities and Hackman, Baring & Co. Mr. Hackman also served as a line officer in the US Navy where he supervised, operated and managed shipboard nuclear reactors. Mr. Hackman received a B.S. from the United States Naval Academy majoring in Applied Mathematics and an M.B.A. from Cornell University. Mr. Hackman’s extensive experience in corporate finance regarding telecommunications companies qualifies him for election to the Board of Directors.

Howard E. Janzen, 62, has been a Director since October 2006. Mr. Janzen has served as President and CEO of Cool Planet Energy Systems since May 2012. Mr. Janzen was the Chief Executive Officer of One Communications, the country’s largest privately held multi-regional supplier of integrated telecommunications solutions to businesses, from March 2007 until its sale to Earthlink on April 1, 2011. From January 2004 to September 2005 he served as President of Sprint Business Solutions, the business unit serving Sprint’s global business customer base. From May 2003 to January 2004, he was President of Sprint’s Global Markets Group, a division of Sprint serving both consumer and business customers. From 1994 until October 2002, Mr. Janzen served as President and Chief Executive Officer, and Chairman from 2001 to 2002, of Williams Communications Group. Beginning in 1979, Mr. Janzen served in a number of leadership roles in Williams’ energy and natural gas pipeline businesses. Mr. Janzen currently serves as a member of the Board of Directors for Sonus Networks and Vocera Communications. Mr. Janzen earned Bachelor of Science and Master of Science degrees in metallurgical engineering from The Colorado School of Mines and is a licensed Professional Engineer. He completed the Harvard Business School Program for Management Development. Mr. Janzen was named a Colorado School of Mines Distinguished Achievement Medalist and was inducted into the University of Tulsa, College of Engineering and Natural Sciences Hall of Fame. Mr. Janzen serves as a board member for a number of non-profit organizations including The Colorado School of Mines Foundation and The University of Tulsa. He also serves on the Governor’s Science and Technology Council for the State of Oklahoma and is a Commissioner and Chairman Emeritus of the Global Information Infrastructure Commission (GIIC). Mr. Janzen’s extensive relevant industry experience, as both an executive officer and board member of communications companies, qualifies him for election to the Board of Directors.

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Theodore B. Smith, III, 53, has been a Director since December 2007 and currently serves as Managing Director of Canrock Ventures, an early-stage venture fund, as well as Managing Director at the Geier Group LLC. He previously served as the Chairman and Chief Executive Officer of John Hassall, Inc., a privately held manufacturer of specialty aerospace and automotive fasteners from 2004 until 2014, when he successfully sold the business to Novaria Group, LLC. From 1997 to 2004, Mr. Smith served as President of John Hassall, Inc. and from 1989 to 1997 he served in various positions in manufacturing and sales for John Hassall, Inc. Prior to John Hassall, Inc., Mr. Smith worked at Bear Sterns in Risk Arbitrage and Institutional Equities. He earned a Bachelor of Arts degree in Economics and Art History from Colgate University and completed the Stanford Executive Program, as well as the Harvard Business School Programs for Management Development. Mr. Smith also serves on the board of Sentiment Alpha, a hedge fund that harnesses the predictive powers of social media with quantitative trading strategies, and Crowdster, a peer-to-peer crowd engagement platform for events. He is also actively involved with a number of non-profits, including the Whitney Museum’s Photography Committee, Autism Speaks and the North Shore Land Alliance. Mr. Smith’s extensive experience, as both an executive officer and director, qualifies him for election to the Board of Directors.

Nick Adamo, 52, has been a Director since February 2016. He has served in various capacities at Cisco Systems, Inc. since 1995, and currently serves as Senior Vice President of the Global Service Provider segment, an organization that oversees global sales, service delivery, and development for Cisco’s top service provider customers. Before his current position, Mr. Adamo was Senior Vice President for the Americas region of Cisco, where he managed more than 6500 employees in the United States, Canada and Latin America. Previously he was Senior Vice President for the newly formed Global Segments & Architecture team of Cisco where he played a critical role in defining and leading Cisco's strategy for aligning Cisco’s resources to deliver unique business and technology solutions. Before that, Mr. Adamo was Senior Vice President of Cisco for the service provider business globally. Mr. Adamo is Cisco's Board representative to the Alliance for Telecommunications Industry Solutions and currently serves as Secretary. ATIS is a United States-based organization that is committed to rapidly developing and promoting technical and operations standards for the communications and related IT industry. Mr. Adamo also is a member of the Board of Directors for ThruPoint, a leading provider of IT consulting services serving Fortune 500 firms around the globe. In addition, Mr. Adamo serves on the Board of Inwood House, a not-for-profit organization in the New York City Area dedicated to helping at-risk teens take charge of their lives and become healthy and self-reliant adults. Mr. Adamo holds a bachelor of science degree in computer engineering from Columbia University. We believe Mr. Adamo’s deep working knowledge and experience from both enterprise and service provider market segments qualifies him to serve on our Board of Directors.

Elizabeth Satin, 54, will join as a Director upon her election. Since 2009 she has served as Senior Vice President and head of Mergers & Acquisitions North America at Wolters Kluwer, a leading global information services company. Before her current position, Ms. Satin was Managing Director from 2008-2009 at Jordon Edmiston, a boutique media and communications investment bank. From 1998-2008 Ms. Satin served as Managing Director focused on the media and communications and private equity industries at Lehman Brothers, where she served in various capacities since 1989. Ms. Satin holds a Bachelor’s degree in International Relations and Semiotics from Brown University, and earned an MBA with honors in Finance from the NYU Stern School of Business. We believe Ms. Satin’s extensive industry knowledge and skills as a leader of transactions qualifies her for election to the Board of Directors.

Information Relating to Corporate Governance and the Board of Directors

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Our Board of Directors has adopted charters for the Audit, Compensation and Nominating and Governance Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, Stock Ownership Guidelines, and a Code of Business Conduct and Ethics Policy, which includes our whistleblower guidelines. We post on our website, at www.gtt.net, the charters of our Audit, Compensation and Nominating and Governance Committees and our Corporate Governance Guidelines, Stock Ownership Guidelines and Code of Business Conduct and Ethics. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement. We intend to disclose on our website any amendments to or waivers of a provision of our Code of Business Conduct and Ethics made with respect to our directors or executive officers.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of GTT Communications, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters will be sent to the indicated directors.

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The Audit Committee

The purpose of the Audit Committee is (i) to oversee the accounting and financial and reporting processes of our Company and the audits of the financial statements of our Company, (ii) to provide assistance to our Board of Directors with respect to its oversight of the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our Company’s internal audit function, if any, and independent registered public accounting firm, and (iii) to prepare the report required by the rules promulgated by the SEC to be included in the Company’s annual proxy statement or other SEC filings. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our Company’s accounting and financial reporting process and audits of the financial statements of our Company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of the financial statements of our Company; reviews the proposed scope of such audit; reviews accounting and financial controls of our Company with our financial accounting staff; and, unless otherwise delegated by our Board of Directors to another committee, reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Bruno, Smith, and O’Brien, each of whom is an independent director of our Company under the New York Stock Exchange, or “NYSE,” Marketplace Rules and under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors previously determined that all members of the Audit Committee meet the requirements for financial literacy and that Mr. Bruno qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Bruno serves as the Chairman of the Audit Committee. Mr. Hackman will replace Mr. O’Brien on the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer, other executive officers and the members of the Board of Directors; discharging the responsibilities of our Board of Directors relating to our Company’s compensation programs and compensation of our Company’s executives; and producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement. In fulfilling its responsibilities, the Compensation Committee shall also be entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee or to engage outside compensation consultants and advisors. The Company has engaged Pearl Meyer & Partners, or “Pearl Meyer” to review the Company’s compensation philosophy, strategy and programs. Our compensation consultants report directly to the Compensation Committee and do not provide any services to the Company other than those requested by the Chairperson of the Compensation Committee or his or her designee. More information on this engagement is provided in the Compensation Discussion and Analysis section below. In addition, information regarding our Company’s processes and procedures for the consideration and determination of executive and director compensation is addressed in the Compensation Discussion and Analysis below. The Compensation Committee currently consists of Messrs. Janzen, Hackman, Smith and Adamo. Mr. Janzen serves as the Chairman of the Compensation Committee. Mr. Hackman will resign from the Compensation Committee effective as of the Annual Meeting.

The Nominating and Governance Committee

The purpose of the Nominating and Governance Committee includes selecting, or recommending to our Board of Directors for selection, the individuals to stand for election as directors at each annual meeting of our stockholders or, if applicable, a special meeting of our stockholders, overseeing the selection and composition of committees of our Board of Directors, overseeing our management continuity planning processes, and reviewing and updating our corporate governance policies, as applicable. The Nominating and Governance Committee identifies and reviews the qualifications of new director nominees consistent with selection criteria established by our Board of Directors and recommends the slate of nominees for inclusion in our Company’s proxy statement. The Nominating and Governance Committee’s process for selecting nominees to our Board of Directors is described in more detail under “Nominating and Governance Committee’s Process for Selecting Nominees to the Board of Directors” below. The Nominating and Governance Committee is also responsible for conducting the periodic

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evaluation of the performance of our Board of Directors and its committees and for considering questions of independence and possible conflicts of interest of members of our Board of Directors and executive officers. The Nominating and Governance Committee currently consists of Messrs. Hackman, Janzen and O’Brien. Mr. Hackman serves as the Chairman of the Nominating and Governance Committee. Mr. Bruno will replace Mr. O’Brien on the Nominating and Governance Committee.

Nominating and Governance Committee’s Process for Selecting Nominees to the Board of Directors

The Nominating and Governance Committee considers candidates for membership to our Board of Directors who are suggested by its members and other Board of Directors members, as well as by management, stockholders and other interested parties. The Nominating and Governance Committee may also retain a third-party search firm to identify candidates from time to time upon request.

Stockholders can recommend a prospective nominee for our Board of Directors by writing to our corporate secretary at our Company’s corporate headquarters setting forth, as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) a description of the capital stock of our Company owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement, and whatever additional supporting material the stockholder considers appropriate. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Nominating and Governance Committee’s assessment of a nominee’s qualification for Board of Directors membership includes, among other things, the following criteria:

•          experience, background and diversity;

•          personal qualities and characteristics, accomplishments and reputation in the business community;

•          knowledge and contacts in the communities in which we conduct business and in our industry or other industries relevant to our business;

•          ability and expertise in various activities deemed appropriate by the Board of Directors; and

•          fit of a candidate’s skills, experience and personality with those of other directors in maintaining an effective, collegial and responsive Board of Directors.

The initial determination to seek a Board candidate is usually based on the need for additional Board members to fill vacancies or to expand the size of the Board of Directors, although the decision can also be based on the need for certain skill sets or qualifications, such as financial expertise. The Nominating and Governance Committee’s process for identifying and evaluating nominees for director is the same no matter who makes the recommendation.

Once the Nominating and Governance Committee has determined, in consultation with other Board members if appropriate, that additional consideration of a candidate is warranted, the Nominating and Governance Committee may, or it may request third parties to, gather additional information about the prospective candidate’s background, experience and independence. Following review of this information, if the Nominating and Governance Committee determines it is appropriate to proceed, the Nominating and Governance Committee or other members of the Board of Directors will generally interview the prospective candidate. The Nominating and Governance Committee then evaluates the prospective nominee against the standards and qualifications set forth above and such other relevant factors that the Nominating and Governance Committee or the Board of Directors deems appropriate, including the current composition of the Board and the candidate’s personal qualities, skills, characteristics and experience. To foster and maintain a diversity of viewpoints, backgrounds and experiences on the Board of Directors, the Nominating and Governance Committee evaluates the mix of personal qualities, skills, characteristics and experience of the directors and assesses the nominees and potential candidates in the context of the current composition of the Board of Directors and our requirements.

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Following this evaluation, if the Nominating and Governance Committee believes that the prospective candidate is qualified for nomination, generally the Nominating and Governance Committee will make a recommendation to the full Board of Directors, and the full Board of Directors will make the final determination whether the candidate should be nominated to the Board of Directors.

Board Leadership Structure

Our Chairman of the Board of Directors position is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead our Board of Directors in its fundamental role of providing advice to, and oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors believes that having separate positions is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board of Directors. Our Chairman and our Chief Executive Officer work closely together to set the agenda for meetings of the Board of Directors and stockholders and to facilitate information flow between the Board of Directors and management.

Our Board of Directors has the necessary flexibility to determine whether the positions of Chairman of the Board of Directors and Chief Executive Officer should be held by the same person or by separate persons based on the leadership needs of our Company at any particular time.

Role of the Board of Directors in Risk Oversight

The Board of Directors has an active role in overseeing our risk management. In this regard, the Board of Directors regularly reviews and discusses information presented by management regarding our business and operations risks, including information and risks related to our long-term business strategy, actual and planned financial position and operational performance, industry trends and their potential impact on us, our competitive positioning, potential acquisitions and divestitures, our technology and market direction and regulatory and compliance matters, among others. The Board of Directors also reviews and approves corporate goals and budgets on an annual basis.  While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management, as described below. Senior management regularly reports to the Board or the appropriate committee of the Board on areas of material risk to our Company, which may include financial, legal and regulatory risks, and operational and strategic risks.

The Audit Committee oversees management of financial risks, including but not limited to accounting matters, tax positions, insurance coverage and security of our Company’s cash reserves. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment review from our Company's internal auditors. The Audit Committee discusses with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees, and in this regard the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our Company's business strategy. The Compensation Committee discusses with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on our Company. The Nominating and Governance Committee manages risks associated with the independence and possible conflicts of interest of the Board of Directors. The Nominating and Governance Committee charter also requires the Nominating and Governance Committee to review our Company’s risk exposure relating to its functions and to provide guidance to the Board regarding its overall risk oversight responsibilities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks by committee reports as well as periodic advice and counsel from expert advisors.

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Board and Committee Meetings

Our Board of Directors held a total of 7 meetings during the fiscal year ended December 31, 2015. During the fiscal year ended December 31, 2015, the Audit Committee held a total of 5 meetings, the Compensation Committee held a total of 6 meetings and the Nominating and Governance Committee held 3 meetings. During 2015, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors on which he was a member. Two members of our Board of Directors were present at our 2015 annual meeting.

Independence of Members of Our Board of Directors

The Nominating and Governance Committee of our Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Bruno, Hackman, Janzen, Smith, Adamo and Ms. Satin are independent directors, within the meaning of the director independence within the NYSE rules, and the SEC rules, including Rule 10A-3(b)(1) under the Exchange Act. Furthermore, our Board has determined that each member of each of the committees of the Board is independent within the meaning of NYSE’s and the SEC’s director independence standards.

Executive Sessions of Independent Directors

Executive sessions of independent directors are held periodically as both in-person meetings and phone calls. Executive sessions do not include non-independent directors and the Lead Independent Director is responsible for chairing the executive sessions.

Stock Ownership Guidelines Policy

On December 4, 2015, the Board of Directors adopted and approved our Stock Ownership Guidelines Policy, or the “Stock Ownership Policy,” which sets forth a minimum stock ownership requirement that is applicable to our Chief Executive Officer, Chairman of the Board of Directors, non-employee directors, and the Chief Executive Officer’s direct reports. Under the Stock Ownership Policy, our Chief Executive Officer and Chairman of the Board of Directors are required to hold equity in the Company with a value that is at least equal to six-times their respective base salaries. Non-employee directors are required to hold equity in the Company with a value that is at least equal to five-times their respective annual cash retainer and the Chief Executive Officer’s direct reports are required to hold equity in the Company with a value that is at least equal to four-times their respective base salaries. The Stock Ownership Policy also provides for a phase-in period, which provides that an individual subject to this policy is not required to be in compliance with the minimum stock ownership requirement until five years from joining the Company or becoming a member of the Board of Directors. The Stock Ownership Policy also includes certain share retention obligations that apply during an individual’s phase-in period. Individuals covered by the Stock Ownership Policy must take any annual retainer or cash bonus in equity until he or she meets the equity holding requirements of the Stock Ownership Guidelines. The Stock Ownership Policy is available on our Internet website at http://www.gtt.net/investor-relations/.

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Director Compensation

Overview of Director Compensation

In 2015, we compensated non-employee members of our Board of Directors through a mixture of cash and equity-based compensation. Each non-employee director was granted a restricted stock award valued at $75,000 (based on the share price as of the grant date) and was paid an annual retainer of $40,000, which was paid in four equal installments at the end of each calendar quarter during which the non-employee director served as a member of our Board of Directors. The chairperson of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and ad hoc advisory committee received an additional annual retainer of $16,000, $11,000, $8,000, and $8,000, respectively, paid in four equal installments at the end of each applicable calendar quarter. Further, each director that served as a member of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and ad hoc advisory committee (other than the chairperson of each such committee) received an additional annual retainer of $5,000, $4,000, $3,000, and $3,000, respectively, paid in four equal installments at the end of each applicable calendar quarter. For the fiscal year ended December 31, 2015 Messrs. Hackman, O’Brien and Smith participated in and Mr. Hackman served as Chairman of the ad hoc advisory committee. We reimbursed our directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors.

All retainers were paid in cash, stock or a mixture of cash and stock, at each director’s election.

2015 Director Compensation Table

The following table presents information regarding the compensation earned by or paid to our non-employee directors in the year ended December 31, 2015. Mr. Thompson, the Chairman of our Board of Directors, and Mr. Calder, our Chief Executive Officer and President, each serve on our Board of Directors but did not receive compensation for their service as directors during 2015. The compensation paid to Mr. Thompson and Mr. Calder as employees during the year ended December 31, 2015 is set forth in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards in Lieu of Cash ($)(1)	Stock Awards ($)(2)	Total ($)
S. Joseph Bruno(3)	26,750	26,768	75,024	128,542
Rhodric C. Hackman(4)	28,750	28,766	75,024	132,540
Howard E. Janzen(5)	-	51,524	75,024	126,548
Morgan O'Brien(6)	-	48,534	75,024	123,558
Theodore B. Smith, III(7)	-	49,677	75,024	124,701

(1)	Non-employee members of Board of Directors’ retainers (not including the shares shown in the column captions “Stock Awards”) were paid in cash, stock or a mixture of cash and stock, at each director’s election. For the amounts of stock awarded in lieu of cash, the stock award is issued on the last day of the quarter and is fully vested upon grant.
(2)	On July 1, 2015 each non-employee member of the Board of Director’s received a stock award of 3,076 restricted shares that vest in their entirety on June 30, 2016, subject to the applicable directors continued service through such date.
(3)	As of December 31, 2015, Mr. Bruno held 3,076 unvested shares of restricted stock.
(4)	As of December 31, 2015, Mr. Hackman held 3,076 unvested shares of restricted stock.
(5)	As of December 31, 2015, Mr. Janzen held 3,076 unvested shares of restricted stock.
(6)	As of December 31, 2015, Mr. O’Brien held 3,076 unvested shares of restricted stock.
(7)	As of December 31, 2015, Mr. Smith held 3,076 unvested shares of restricted stock.

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Compensation Committee Interlocks and Insider Participation

During 2015, Messrs. Janzen, Hackman and Smith served as members of the Compensation Committee. Mr. Hackman served as President and Secretary of the Company during the period from January 2005 until October 2006. No other member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

REPORT WITH RESPECT TO THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The firm of CohnReznick LLP, an independent registered public accounting firm, has audited the consolidated financial statements of our Company for the fiscal years ended December 31, 2015 and 2014, respectively. We anticipate that representatives of CohnReznick LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions. Our Company anticipates that CohnReznick LLP will provide assistance during 2016 with respect to review of our Company’s quarterly filings with the SEC.

The aggregate fees billed to our Company by CohnReznick LLP for the fiscal years ended December 31, 2015 and 2014 are as follows:

	2015	2014

Audit Fees(1)	$555,000	$495,000
Audit Related Fees(2)	10,750	---

Total	$565,750	$495,000

(1)	Audit Fees consist of fees incurred for the audits of our annual financial statements and the review of our interim financial statements included in our quarterly reports on Form 10-Q for the first three quarters of each fiscal year.
(2)	Audit-Related Fess consist of fees incurred for assurance and related services that are reasonable related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.”

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.

Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the

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particular service to be provided. 100% of the services provided to us by CohnReznick LLP for Audit Fees and Audit Related Fees, as shown in the table above, were approved by the Audit Committee in accordance with this pre-approval policy and procedure.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of our Company’s independent auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of our Company’s internal controls procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed our Company’s financial statements for the years ended December 31, 2015 and 2014 and our Company’s Sarbanes-Oxley implementation plan with our Company’s management. The Audit Committee also reviewed with CohnReznick LLP, our Company’s independent registered public accounting firm, the results of their audit. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. This discussion included, among other things, the quality of our Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in our Company’s financial statements, including the disclosures related to critical accounting policies and practices used by our Company. The Audit Committee has reviewed permitted services under the rules of the SEC as currently in effect and discussed with CohnReznick LLP their independence from management and our Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board in Rule 3526 Communication with Audit Committees, and has considered and discussed the compatibility of non-audit services provided by CohnReznick LLP with that firm’s independence. In addition, the Audit Committee discussed the rules of the SEC that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in our Company’s annual report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted by the Audit Committee,

Joseph Bruno, Chair
Morgan E. O’Brien
Theodore B. Smith, III

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MANAGEMENT

The following paragraphs provide information as of the date of this proxy statement about our current executive officers.

H. Brian Thompson, the Chairman of our Board of Directors, and Richard D. Calder, Jr., our Chief Executive Officer and President, also serve on our Board of Directors and their biographical information can be found under the heading “Nominees for Director Standing for Election” in this proxy statement. The biographical information for our other named executive officers is set forth below.

Michael Sicoli, 45, is our chief financial officer, leading our global finance group, including financial operations, external reporting, investor relations and all banking and advisory relationships. Mr. Sicoli joined our Company in April 2015. Prior to joining us, and since April 2013, Mr. Sicoli served as principal of MTS Advisors, LLC, a consulting and advisory services firm he founded. From August 2010 to until its sale to Lightower Fiber Networks in April 2013, he served as chief executive officer of Sidera Networks , a privately owned provider of tailored, high capacity communications services to large enterprise, carrier and data center customers. Prior to joining Sidera Networks, Mr. Sicoli served as the Chief Financial Officer of RCN Corporation, a publicly-traded competitive broadband service provider, from 2005 until its sale to a private equity firm in August 2010. Mr. Sicoli also serves as a director of Lumos Networks (NASDAQ: LMOS), a fiber-based bandwidth infrastructure and service provider in the Mid-Atlantic region. Mr. Sicoli holds a Bachelor of Arts in Economics from The College of William and Mary and an MBA from The University of Virginia, Darden Graduate School of Business Administration.

Chris McKee, 47, is our General Counsel and Executive Vice President, Corporate Development and corporate secretary for the Board of Directors. Mr. McKee has held this position since he joined us in April 2008. Mr. McKee is responsible for all of the company’s corporate legal requirements, human resources and supplier management. Mr. McKee also oversees the development of strategic business opportunities for our Company, including all merger and acquisition activities. Mr. McKee has over 20 years of broad legal experience in the telecommunications industry. Prior to joining us, he served as general counsel for StarVox Communications where he was responsible for the company’s legal department, mergers and acquisitions, employment law, litigation, and legal support for the sales teams. Mr. McKee also formerly served as vice president and assistant general counsel for Covad Communications where he headed Covad’s Washington, DC office and directed the federal and state regulatory compliance and advocacy efforts for the company. Mr. McKee previously worked for XO Communications, Net2000 Communications and was in private practice in Washington, DC as an associate at Dickstein Shapiro and Cooley LLP. Mr. McKee also serves as a director of Cool Technologies (NASDAQ: WARM), which is developing heat dispersion technologies for use in various product platforms worldwide. Mr. McKee received a Bachelor of Arts from Colby College and a law degree from Syracuse University.

Layne Levine, 53, is our chief revenue officer, leading our revenue growth initiatives worldwide, including targeting global carriers and multinational enterprises, and developing our emerging channel strategy, a position he has held since August 2015. Mr. Levine joined us in November 2012 and he previously served as the executive vice president for our America’s division, managing the sales efforts for North and South America. Prior to joining our Company, Mr. Levine was senior vice president of sales at Alpheus Communications, from September 2011 until November 2012, where he led the company’s enterprise sales efforts. Before that, from October 2009 until September 2011, Mr. Levine was senior vice president of retail sales for Deltacom/Earthlink Communications, where he managed over $300 million in annual revenue. Mr. Levine has also held leadership positions at several communications firms including Airband Communications, Level 3 Communications and Broadwing Communications. Mr. Levine holds a Bachelor of Arts from Texas Tech University.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section describes the Company’s executive compensation program as it relates to our “named executive officers” for the year ended December 31, 2015. Our named executive officers for 2015 were H. Brian Thompson, our Executive Chairman of the Board of Directors, Richard D. Calder, Jr., our Chief Executive Officer and President, Chris McKee, our General Counsel and Executive Vice President, Michael Sicoli, our Chief Financial Officer, Layne Levine, our Chief Revenue Officer, and Michael Bauer, our former Chief Financial Officer and Treasurer.

Executive Summary

We operate in a highly competitive and challenging environment. Accordingly, we have designed our compensation and benefits program and philosophy to attract, retain and motivate talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. To support these compensation objectives, we strive to provide a competitive total compensation package to our executive officers that we believe:

• links executive compensation to the achievement of both near-term corporate targets and long-term business objectives and strategies;

• aligns the interests of our executive officers with those of our stockholders and supports the strategic direction of our business;

• reflects the level of accountability and future potential of each executive and the achievement of outstanding individual results;

• includes a substantial portion of compensation that is “performance-based”;

• provides our executives with total compensation opportunities that are competitive for comparable positions at companies with whom we compete for talent; and

• reflects internal pay equity.

The primary elements of our compensation program consist of base salary, annual cash incentive compensation and long-term equity incentive compensation. We aim to establish base salaries that are competitive with those of executives employed by similar firms in our industry. We also ensure that a significant portion of executive compensation is earned through the annual cash incentive compensation and long-term equity incentive compensation. Incentive compensation is largely based on our financial performance and is intended to motivate employees by aligning their interests with those of our stockholders, thereby giving them a stake in our growth and prosperity and encouraging the continuance of their service with us. Given our relative size, we have determined to take a simple approach to compensating our named executive officers and to avoid other forms of compensation, such as awards under long-term cash incentive plans, non-qualified deferred compensation plans and pension plans.

Our executives are also eligible to participate in benefit plans that are generally available to our U.S.-based salaried employees, including medical, dental, vision, group life and accidental death and dismemberment insurance, short- and long-term disability insurance and our 401(k) savings plan. We do not currently provide any additional perquisites to our executive officers. We have entered into employment agreements with certain of our named executive officers that provide for severance and change in control payments and benefits. The employment agreements with our named executive officers are described below under the heading “Employment Arrangements with our Named Executive Officers.”

Our compensation program is designed to reward performance, both individual performance and the performance of our Company as a whole. We strongly believe in rewarding achievement of quantifiable corporate goals, and this emanates from our belief that sustained strong financial performance is an effective means of delivering long-term stockholder value. In May 2015, we established, and our Compensation Committee approved, quantifiable performance objectives for our Chief Executive Officer and other named executive officers for 2015 under our 2015 annual cash incentive compensation program. These objectives are described in greater detail under Annual Incentives (Cash Incentive Payments) below. In evaluating the total compensation we provide to our

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executive officers, we also compare our compensation to companies that we consider to be our peers, as described in further detail below.

Setting Executive Compensation

The Compensation Committee, which is comprised exclusively of independent directors, has general responsibility for executive compensation and benefits, including cash incentive compensation and equity-based plans. Specific salary and cash incentive levels, as well as the amount and timing of equity grants, are determined on a case-by-case basis and reflect our overall compensation objectives, as our desire to retain and motivate our employees manifests itself in how compensation is allocated to our named executive officers. When setting executive compensation, our Compensation Committee considers both our overall company performance, the performance of the individual executive and compensation paid to officers in comparable positions at similarly situated companies.

Consideration of 2015 Advisory Vote on Executive Compensation

In 2015, we asked our stockholders, through an advisory vote, to approve the compensation of our named executive officers for the 2014 fiscal year, as described in the proxy statement for our 2015 annual meeting. The 2015 advisory vote received strong support from stockholders, garnering the approval of 97% of the votes cast on the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. As part of ongoing efforts to be responsive to the concerns of our investors regarding our executive compensation programs and to reward outstanding operational and financial performance, the Compensation Committee will, in consultation with its independent compensation consultant, continue to consider changes to our compensation programs as appropriate in response to input from stockholders and evolving factors such as the business environment and competition for talent.

Role of the Compensation Committee

The Compensation Committee reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate. Our Compensation Committee operates under a written charter adopted by our Board of Directors, which provides that the Compensation Committee has overall responsibility for:

•          establishing and reviewing our overall compensation philosophy;

•          reviewing management proposals regarding compensation philosophy and compensation plans and guidelines for our Chief Executive Officer and other executive officers, and reporting its conclusions to the Board of Directors;

•          reviewing and approving the goals and objectives relevant to our Chief Executive Officer’s compensation and establishing and approving the compensation of our Chief Executive Officer;

•          annually reviewing with our Chief Executive Officer the performance and compensation of the other executive officers, and presenting its findings to the Board of Directors;

•          reviewing our Chief Executive Officer’s recommendation for compensation for all executive officers other than himself and making determinations with respect to the same;

•          reviewing and approving employment, post-employment consulting, severance and change-in-control arrangements and supplemental benefits for our Chief Executive Officer and other executive officers;

•          overseeing the administration of our employee benefit plans, incentive compensation plans and equity-based plans;

•          overseeing regulatory compliance with respect to compensation matters;

•          reviewing the risk profile of the Company’s compensation policies and practices on an annual basis, and presenting its findings to the Board of Directors; and

•          reviewing and recommending to the full Board of Directors the compensation of non-employee directors.

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In reviewing and approving these matters, the Compensation Committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders, our ability to attract and retain qualified and committed individuals and the compensation paid by companies we consider to be our peers. In determining the appropriate compensation levels for our Chief Executive Officer, the Compensation Committee meets outside the presence of all our executive officers. With respect to the compensation levels of all other executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. Our Chief Executive Officer annually reviews the performance of each of the other named executive officers with the Compensation Committee.

The Role of Competitive Compensation Market Data

The Compensation Committee, in consultation with management outside advisors, considers multiple data sources when reviewing compensation information to ensure that the data reflects compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, management considers the following information in connection with its recommendations to the Compensation Committee regarding compensation for our named executive officers:

•          Data from salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors, and

•          Data regarding compensation for certain executive officer positions (e.g., chief executive officer and chief financial officer) from recent proxy statements and other SEC filings of peer companies, which include: (i) direct industry competitors, and (ii) non-industry companies with which the Company commonly competes for executive talent.

In order to obtain information about competitive pay levels, the Compensation Committee engaged Pearl Meyer & Partners, or “Pearl Meyer,” beginning in 2013 and through 2015, to conduct a review of our total compensation program for the executive officers and to provide feedback to management and the Compensation Committee regarding the competitiveness and reasonableness of such compensation structure. Pearl Meyer continues to be retained by the Compensation Committee in 2016. The Compensation Committee requires that its compensation consultants be independent of Company management. During 2015, Pearl Meyer did not provide services to the Company other than the services to the Compensation Committee described in this proxy statement. The Compensation Committee performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. The Compensation Committee has determined that Pearl Meyer is independent and that their work has not raised any conflicts of interest.

In order to identify competitive compensation practices and to evaluate the Company’s position against those it deems competitors for executive talent, the Compensation Committee reviews compensation surveys and takes into account the compensation practices of its competitors for executive talent. The Compensation Committee undertakes its review annually in order to ensure that the comparisons are relevant and appropriate for compensation purposes, while recognizing that it is in a dynamic competitive market and that the comparative factors constantly evolve. In 2015, based on input from Pearl Meyer, the Compensation Committee approved the following peer group of companies for 2015 for purposes of providing comparative data on the base salary, cash incentive compensation, equity compensation and total direct compensation of our executive officers:

Bottomline Technologies (de), Inc.	Inteliquent, Inc.	Digital River Inc.
Cogent Communications Holdings, Inc.	Internap Corporation	IntraLinks Holdings, Inc.
LogMeIn, Inc.	Lumos Networks Corp.	NIC Inc.
Perficient Inc.	Premiere Global Services, Inc.	Spok Holdings, Inc.
Synchronoss Technologies, Inc.

As part of its review of the peer group in 2015 the Compensation Committee considered the Company’s rapid growth over the past several years in revenue, adjusted EBITDA, market capitalization, enterprise value and other criteria.

The Compensation Committee considers competitive market compensation paid by peer group companies but does not adhere to a firm target percentile within the compensation peer group or otherwise rely solely on such data

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when making compensation decisions for our named executive officers. The Compensation Committee strives to incorporate flexibility into our executive compensation program and the assessment process to respond to and adjust for the evolving business environment and the value delivered by our named executive officers.

Compensation Best Practices

Our executive compensation program incorporates the following best practices:

•          A significant portion of our executives’ total compensation opportunity is based on performance;

•          No executive is entitled to receive any tax gross-up payments;

•          We do not allow repricing of stock options without stockholder approval;

•          Our Compensation Committee retains independent compensation consultants to advise on executive compensation; and

•          Our Compensation Committee regularly reviews our incentive compensation programs to ensure our programs are designed to create and maintain stockholder value and do not encourage excessive risk taking.

Pay Elements

Our compensation program consists of the following pay elements to our executive officers in varying combinations to accomplish our compensation objectives:

•	Base salary;

•	Annual cash incentive compensation;

•	Equity-based compensation (e.g., stock options and restricted stock grants);

•	Certain employee benefits; and

•	Employment agreements that provide for severance and change of control protection.

In addition, we consider executive perquisites and similar benefits, but we do not currently offer any perquisites or similar benefits to our executive officers, except for employee benefits made available to all of our employees generally on the same basis. We maintain three equity compensation plans, the 2015 Stock Option and Incentive Plan, or the “2015 Plan,” the 2011 Employee, Director and Consultant Stock Plan, or the “2011 Plan,” and the 2006 Employee, Director and Consultant Stock Plan, as amended, or the “2006 Plan,” and we refer to these plans collectively as the “Equity Incentive Plans.”

We set each executive’s base salary at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. For 2015, we targeted total annual cash compensation to fall around the 25th percentile of our peer group. We utilize cash payments to reward achievement of corporate and individual performance goals and to reward performance achievements within the past fiscal year, and similarly, we utilize equity-based compensation, subject to both time and performance-based vesting, under our Equity Incentive Plans to provide long-term rewards for Company performance achievements, which we believe encourages similar performance over a longer term and aligns executives’ interest with those of our stockholders. For our Chief Executive Officer, we allocate a larger portion of his total annual target compensation to equity compensation over cash compensation, and we split the target cash compensation into approximately equal amounts of base salary and annual cash incentive compensation opportunity. For our other named executive officers, other than Mr. Thompson who does not participate in our incentive programs, we split total annual target compensation into approximately equal amounts of cash and equity compensation, with a larger portion of the cash compensation allocated to salary versus annual cash incentive compensation opportunity. We believe that this allocation of compensation is appropriate to achieve the objectives of our compensation program, and that it is consistent with the practices of most of our peer group companies.

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2015 was a successful year for the Company. During 2015, our management team accomplished many performance goals. We successfully integrated two acquisitions, expanded our core network assets, grew distribution channels, and completed our strongest sales year. Revenue increased to $369.3 million, a 78% increase over 2014. Adjusted EBITDA increased to $77.0 million, a 113.6% increase over 2014. These accomplishments demonstrate a substantial effort and achievement by our management and establish the basis for the total compensation our Compensation Committee approved for 2015. In addition, the goals established for 2015 were based in part on the continued momentum of our management in accomplishing growth.

Base Salary

Base salary is intended to compensate an executive for the basic market value of his or her position and the responsibilities of that position relative to other positions in our Company. The base salary for each of our executives is initially established through negotiation at the time of hire, based on such factors as the duties and responsibilities of the position, the individual executive’s experience and qualifications, the executive’s prior salary and competitive salary information. Generally, our Chief Executive Officer will recommend annual base salary (and changes thereto) with respect to the other executives to the Compensation Committee but the Compensation Committee has ultimate responsibility for approving the base salaries of all of our executive officers. We annually review the base salaries of our named executive officers, and their respective responsibilities, performance and experience. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

The following table shows the 2015 base salary of each named executive officer, and the increase over the named executive officer’s 2014 base salary.

Name	2015 Base Salary ($)	Percentage Increase (%)
H. Brian Thompson(1)	200,000	14%
Richard D. Calder, Jr.	450,000	25%
Chris McKee	310,000	19%
Michael T. Sicoli(2)	310,000	N/A
Layne Levine	260,000	11%
Michael Bauer(3)	240,000	0%

(1)	Mr. Thompson’s annual base salary increased from $175,000 to $200,000 from term to term as Executive Chairman of our Board of Directors.
(2)	Mr. Sicoli joined the Company in April 2015.
(3)	Mr. Bauer ceased to serve as an executive officer on April 13, 2015.

The 2015 increase in base salary for our Chief Executive Officer was made to provide a salary comparable to the chief executive officers around the 25th percentile of our peer group. Similarly, the increase for Mr. McKee was established with reference to salaries paid to comparable number 2 executive officers around the 25th percentile of our peer group, to recognize his multiple roles for the Company.

Annual Incentives (Cash Incentive Payments)

We provide an annual cash incentive opportunity to all of our executive officers, except for Mr. Thompson. Cash incentive payments are based upon an evaluation of both our Company’s performance and the performance of the individual executive. Both Company and individual performance is measured based on the achievement of quantifiable performance objectives established by the Compensation Committee at the beginning of our fiscal year. We believe linking cash incentive payments to both Company and individual performance motivates executives to focus on our annual revenue growth, profitability, cash flow and liquidity, which we believe should improve stockholder value over time, and to focus on performing at a high level within their area of responsibility.

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In May 2015, the Compensation Committee met to determine the performance objectives for the 2015 cash incentive payments to our senior executives. It determined that target cash incentive payments would be based on achievement of 2015 goals as follows: 30% based on revenue attainment, 50% based on adjusted EBITDA attainment and 20% based on personal performance objectives.

In setting the target cash incentives for 2015, the Compensation Committee considered the mix of salary and incentive cash compensation, as well as the impact of the 2015 salary increases described above. Based on the Company’s compensation objectives and a review of the practices of the companies in our peer group and other market information, the Compensation Committee determined that the target cash incentive amounts and the allocation of cash compensation between salary and cash incentives were appropriate. The 2015 annual cash incentives are intended to be comparable to the annual bonus amounts available to comparable executive officers around the 25th percentile of our peer group.

The table below shows the target award under the annual cash incentive program for each named executive officer in 2015 and the actual cash incentive payments to our named executive officers for 2015 performance, which were paid in March 2016. Mr. Thompson is omitted from the table because he does not participate in the annual cash compensation plan. The details regarding the determination of these cash incentive awards are discussed below.

Name	2015 Target Award Opportunity ($)	2015 Actual Incentive Payment ($)	2015 Actual Incentive Payment (% of Target Award Opportunity)
Richard D. Calder, Jr.	450,000	658,350	146%
Chris McKee	190,000	277,970	146%
Michael T. Sicoli(1)	142,500	207,053	145%
Layne Levine	130,000	187,590	144%
Michael Bauer(2)	—	—	—

(1)	Mr. Sicoli joined the Company on April 13, 2015. His pro-rata bonus target for 2015 was $142,500 based on an annualized bonus target of $190,000.
(2)	Mr. Bauer ceased to serve as an executive officer on April 13, 2015 and was not eligible to receive a cash incentive payment under the 2015 annual cash compensation plan.

For 2015, 50% of the cash incentive was payable based on attainment of a $65.0 million adjusted EBITDA target and 30% of the cash incentive was payable based on attainment of a $350.0 million revenue target. EBITDA is an acronym for Earnings Before Interest, Tax, Depreciation and Amortization, and adjusted EBITDA is a financial metric commonly used in the industry in which we operate, and we describe how it is calculated from our financial statements in our Annual Report on Form 10-K under the heading “Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)”. The Compensation Committee selected adjusted EBITDA and revenue as elements of the target cash incentive because they are factors against which the Company has been measuring its performance over the past several years and because they are consistent with how peers and investors evaluate performance in our industry.

The 2015 annual cash incentive plan adopted by the Compensation Committee allows the Compensation Committee to award payments in excess of the target incentive amount if, and to the extent, the Company exceeds target adjusted EBITDA and revenue targets (subject to a 200% payment cap) and for payments of less than the target cash incentive amount if, and to the extent, the Company achieves target adjusted EBITDA and revenue at levels that are below target (with no cash incentive paid for performance below a floor of 95% plan achievement). For 2015, the Company achieved 118.5% of its adjusted EBITDA target, resulting in a cash incentive payment for this component equal to 174% of the target amount with acceleration, and the Company achieved 105.5% of its revenue target, resulting in a cash incentive payment for this component equal to 131% of the target amount with acceleration. The Compensation Committee determined the level of achievement by each of our named executive officers for their

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personal performance objectives.

Equity-Based Compensation

The Compensation Committee believes that granting equity awards in the form of restricted stock and stock options on an annual basis to executives provides an important incentive to retain executives, aligns the interest of our executives with those of our stockholders and rewards executives for our short-term performance while also creating long-term incentives to sustain that performance. In addition to these annual grants, the Compensation Committee may from time to time grant performance-based equity awards to drive long-term strategic goals. Generally, vesting of these performance grants commences upon achievement of the performance target and continues for a period of time thereafter. As discussed below, the Compensation Committee made performance-based equity awards to our named executive officers in November 2015.

The following table shows the restricted stock and stock option grants made to the named executive officers in 2015.

	Restricted Stock Awards		Stock Options
Name	Grant Date(1)	Shares	Grant Date	Shares
H. Brian Thompson(2)	7/1/2015	6,151
Richard D. Calder, Jr.	4/9/2015	43,453	4/9/2015	33,374
	11/4/2015	200,000(7)
Chris McKee	4/9/2015	19,554	4/9/2015	15,018
	11/4/2015	125,000(7)
Michael T. Sicoli(3)	4/13/2015(4)	60,000	4/13/2015(5)	20,000
	11/4/2015	125,000(7)
Layne Levine	4/9/2015	15,209	4/9/2015	11,681
	11/4/2015	90,000(7)
Michael Bauer(6)	4/9/2015	10,863	4/9/2015	8,344

(1)	The equity awards made on April 9, 2015 vest as to 25% of the shares underlying the grant on the first anniversary of the grant date and in equal quarterly installments over the following three years, subject to continued service to the Company. Vesting of the performance-based restricted stock awards is described below.
(2)	The award to Mr. Thompson was made in this capacity as the Executive Chairman of our Board of Directors. This amount represents two times the equity award made to the non-employee members of the Board of Directors. This awards vests in full on June 30, 2016, subject to his continued service to the Company.
(3)	Mr. Sicoli joined the Company in April 2015. This grant was negotiated as part of his initial employment package.
(4)	The restricted stock award granted to Mr. Sicoli in connection with his hire vests as follows: (i) 5,000 of the shares vested on April 13, 2016 and 15,000 shares vest in equal quarterly installments over the following three years, (ii) 20,000 shares began vesting on November 25, 2015 once the Company achieved $400 million in annualized revenue and (iii) 20,000 shares began vesting on December 23, 2015 once the Company achieved $100 million in annualized adjusted EBITDA. The shares subject to performance-based vesting began vesting upon the achievement of the applicable performance goal and will continue to vest in eight equal quarterly installments thereafter.
(5)	The stock option granted to Mr. Sicoli in connection with his hire vest as to 25% of the shares underlying the grant on the first anniversary of the grant date and in equal quarterly installments over the following three years, subject to continued service to the Company.

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(6)	Mr. Bauer ceased to serve as an executive officer on April 13, 2015.
(7)	This restricted stock award vests as follows: (i) 25% of the shares will begin vesting if the Company achieves $700 million in annualized revenue within five years from the grant date and will continue to vest in eight equal quarterly installments over two years; (ii) 25% of the shares will begin vesting if the Company achieves $1 billion in annualized revenue within five years from the grant date and will vest in four equal quarterly installments over one year; (iii) 25% of the shares will begin vesting if the Company achieves $168 million in annualized adjusted EBITDA within five years from the grant date and will continue to vest in eight equal quarterly installments over two years; and (iv) 25% of the shares will begin vesting if the Company achieves $250 million in annualized adjusted EBITDA within five years from the grant date and will continue to vest in four equal quarterly installments over one year. During the vesting period of the performance grants, vesting would continue only if the achievement of previous targets is maintained. If any performance metric is not achieved within five years of the grant date, the shares tied to that performance metric will be forfeited.

In setting the equity awards for 2015, the Compensation Committee considered the mix of cash and equity compensation and also the mix of base salary and incentive compensation (both annual cash incentives and long-term equity incentives), as well as the impact of the 2015 salary increases and related cash incentive payments described above. Based on the Company’s compensation objectives and a review of the practices of the companies in our peer group and other market information, the Compensation Committee determined that the size of the equity awards and the allocation of compensation between cash and equity and between salary and incentive compensation were appropriate. The 2015 annual equity awards are intended to be comparable in value to awards made to comparable executive officers around the 25th percentile of our peer group. Since the equity grants vest over time or only start to vest upon the achievement of performance targets, the Compensation Committee believes that this helps to align the interests of our employees with those of our stockholders by giving them a stake in our growth and prosperity and encouraging the continuance of their service to us.

In the third quarter of 2015, the Company announced that it had achieved its previously announced targets for adjusted EBITDA and revenue. In connection with this announcement, the Company also established its next financial objectives of $1.0 billion of revenue and $250 million of adjusted EBITDA. In connection with setting these next financial objectives, in November 2015 the Compensation Committee exercised its discretion to make performance equity awards to our named executive officers who were then serving as executive officers (other than Mr. Thompson) related to these next financial objectives. Specifically, these grants will vest as follows:

•          25% of the shares will begin vesting if the Company achieves $700 million in annualized revenue within five years from the grant date and will continue to vest in eight equal quarterly installments over two years;

•          25% of the shares will begin vesting if the Company achieves $1 billion in annualized revenue within five years from the grant date and will vest in in four equal quarterly installments over one year;

•          25% of the shares will begin vesting if the Company achieves $168 million in annualized Adjusted EBITDA within five years from the grant date and will continue to vest in eight equal quarterly installments over two years;

•          25% of the shares will begin vesting if the Company achieves $250 million in annualized Adjusted EBITDA within five years from the grant date and will continue to vest in four equal quarterly installments over one year;

During the vesting period of the performance grants, vesting would continue only if the achievement of previous targets is maintained. If any performance metric is not achieved within five years of the grant date, the shares tied to that performance metric will be forfeited.

We believe our grants of equity and performance shares have aligned the interests of our executives with those of the stockholders and resulted in above market performance of the Company’s stock price as demonstrated below.

The following performance graph compares the relative changes in the cumulative total return of our common stock for the period from December 31, 2010 to December 31, 2015, against the cumulative total return for the same period of (1) The Standard & Poor's (S&P) 500 Index, (2) The S&P Telecom Select Industry Index, and (3) NASDAQ Telecommunications Index. The comparison below assumes $100 was invested on December 31, 2010 in

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our common stock, the S&P 500 Index, the S&P Telecom Select Industry Index, and NASDAQ Telecommunications Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

© 2016 S&P, a division of The McGraw-Hill Companies Inc. All rights reserved.

* $100 invested on 12/31/10 in stock or index. Fiscal year ending December 31.

The stock price performance included in this graph or the following chart is not necessarily indicative of future stock price performance.

	12/10	12/11	12/12	12/13	12/14	12/15
GTT Communications, Inc.	$100.00	$90.77	$215.38	$561.54	$1,017.69	$1,312.31
S&P 500 ® Index	100.00	100.00	113.40	146.97	163.71	162.52
S&P Telecom Select Industry Index	100.00	84.05	93.22	113.77	117.69	114.12
NASDAQ Telecommunications Index	100.00	87.38	89.13	110.54	120.38	111.36

Executive Perquisites and Benefits

We believe that our greatest resource is our employees and that it is appropriate to offer comprehensive and affordable health benefits to all full-time employees and their eligible family members. Executive officers are eligible to participate in our benefits programs on the same basis as all other full-time employees. We believe that a retirement program that assists executive officers in preparing for retirement is essential to attract and retain senior talent, and we provide to our full-time employees in the U.S. a 401(k) plan with a matching contribution component of 50% of the employee’s contribution and vesting of the Company match over five years. We do not provide perquisites to our named executive officers.

Employment Agreements

We believe that the protection of executives in the event of an involuntary termination or a change of control allows executives to focus on managing the business on a day-to-day basis. The employment agreements between us and our named executive officers contain certain terms and conditions relating to payments, accelerated vesting

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of option and restricted stock grants, and continuation of health benefits in the event of the severance of employment with us or upon our change of control. The specific terms and conditions relating to severance payments and accelerated vesting of option and restricted stock grants for Mr. Calder, Mr. McKee, Mr. Sicoli and Mr. Levine are summarized below and graphically displayed in the section entitled “Potential Payments Upon Termination or Change of Control.” No new employment agreements with our named executive officers, other than for Mr. Sicoli, were entered into during 2015.

Tax and Accounting Considerations

We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Code.  Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant stockholder interests could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax.  Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.

Section 162(m) of the Code imposes a $1 million cap on the federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated officers during any fiscal year unless the compensation is “performance-based” under Section 162(m).  Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential effects of Section 162(m) and consider whether to structure the performance-based portion of our executive compensation to comply with exemptions in Section 162(m), so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract, motivate and retain executive talent and are in our best interest and that of our stockholders.

2015 Summary Compensation Table

The following table sets forth information regarding compensation earned or accrued during the fiscal years set forth below to each of our named executive officers:

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation(3) ($)		Total ($)
H. Brian Thompson,	2015	187,500	150,023	—	—	—		337,523
Executive Chairman	2014	175,000	114,000	—	—	—		289,000
	2013	175,000	114,000	—	—	—		289,000
Richard D. Calder, Jr.,	2015	450,000	4,632,410	279,750	658,350	12,000		6,032,510
Chief Executive Officer	2014	360,000	3,044,675	488,721	426,960	7,000		4,327,356
and President	2013	310,000	438,900	78,443	461,900	7,000		1,296,243
Chris McKee,	2015	310,000	2,756,937	125,885	277,970	9,000		3,479,792
General Counsel and	2014	260,000	1,840,925	243,231	169,598	7,000		2,520,574
Secretary	2013	235,000	250,800	44,825	171,350	7,000		708,975
Michael Sicoli,(4)	2015	223,160	3,509,450	170,095	207,053	5,813		4,115,571
Chief Financial Officer
Layne Levine,	2015	260,000	2,005,552	97,913	187,590	7,500		2,558,555
Chief Revenue Officer
Michael Bauer,(5)	2015	120,000	197,598	69,942	—	249,000	(6)	636,540
Former Chief Financial	2014	240,000	1,129,800	171,693	139,920	7,000		1,688,413
Officer and Treasurer	2013	200,000	145,200	29,883	119,200	7,000		501,283

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(1)	Amount reflects the aggregate grant date fair value of stock and option awards, computed in accordance with FASB ASC Topic 718. See Note 6 of the “Notes to Condensed Consolidated Financial Statements (Unaudited) — Share-Based Compensation” for a discussion of assumptions made in determining the value of our stock and option awards. For performance based awards the value is based on the probable outcome of the performance conditions.
(2)	Represents annual cash incentive compensation under our annual cash incentive programs for 2015, 2014 and 2013. See “Annual Incentives (Cash Incentive Payments)” above for additional details on payments made under the 2015 annual cash incentive program.
(3)	Represents employer contributions to defined contribution plan paid on behalf of the executives, which are provided on a non-discriminatory basis to all U.S. employees.
(4)	Mr. Sicoli joined the Company on April 13, 2015. His annualized base salary for 2015 was $310,000.
(5)	Mr. Bauer resigned as Chief Financial Officer, effective April 13, 2015, and left the Company effective June 30, 2015. For additional information regarding Mr. Bauer’s Separation Agreement see “Potential Payments upon Termination or Change in Control" below.
(6)	Represents $9,000 in employer matching contributions to defined contribution plan and also includes the continuation of Mr. Bauer’s base salary of $240,000 for a period of 12 months following the separation date through June 30, 2016.

Material terms of agreements with our named executive officers are described in “Employment Agreements with Executive Officers” below.

2015 Grants of Plan-Based Awards

The following table presents information on plan-based awards for the fiscal year ended December 31, 2015 to our named executive officers:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity	All Other Stock Awards:	All Other Option Awards:
	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Incentive Plan Awards Target(3) (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Grant Date Fair Value of Equity Awards(4) ($)
H. Brian Thompson	7/1/2015	—	—	—	—	6,151	—	150,023
Richard D. Calder, Jr.	4/9/2015	301,500	450,000	810,000	—	43,453	33,374	1,070,160
	11/4/2015	—	—	—	200,000	—	—	3,842,000
Chris McKee	4/9/2015	127,300	190,000	342,000	—	19,554	15,018	481,572
	11/4/2015	—	—	—	125,000	—	—	2,401,250
Michael T. Sicoli	4/13/2015	95,475	142,500	256,500	40,000	20,000	20,000	1,278,295
	11/4/2015	—	—	—	125,000	—	—	2,401,250
Layne Levine	4/9/2015	87,100	130,000	234,000	—	15,209	11,681	374,565
	11/4/2015	—	—	—	90,000	—	—	1,728,900
Michael Bauer(5)	4/9/2015	—	—	—	—	10,863	8,344	267,539

(1)	Reflects the grant date of stock options and restricted stock awards granted in 2015.
(2)	The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts potentially payable under our 2015 Annual Incentive Plan, respectively, assuming the performance goals and other conditions were achieved at specified levels.
(3)	The amounts shown reflect the number of shares that will vest under these restricted stock unit awards if the applicable performance conditions are satisfied. If the performance conditions are not satisfied, no shares will vest under these restricted stock unit awards.
(4)	Amount reflects the aggregate grant date fair value of stock and option awards, computed in accordance with FASB ASC Topic 718. See Note 6 of the “Notes to Condensed Consolidated Financial Statements (Unaudited) — Share-Based Compensation” for a discussion of assumptions made in determining the value of our stock and option awards. For performance based awards the value is based on the probable outcome of the performance conditions.
(5)	Mr. Bauer ceased to serve as an executive officer on April 13, 2015 and left the firm effective June 30, 2015, and was not eligible to receive a cash incentive payment under the 2015 annual cash compensation plan.

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Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth certain information concerning the number of outstanding equity awards held by our named executive officers as of December 31, 2015.

	Option Awards					Stock Awards
Name	# of Underlying Unexercised Options: Exercisable (#)	# of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Number of Shares of Stock that Have Not Vested(1) ($)	Number of Incentive Shares of Stock that Have Not Vested (#)		Market Value of Incentive Shares of Stock that Have Not Vested(1) ($)
H. Brian Thompson	-	-		-	-	6,151	(2)	104,936
Richard D. Calder, Jr.	3,624	3,626	(3)	1.75	2/23/22	5,437	(3)	92,755	200,000	(17)	3,412,000
	1,500	15,750	(4)	3.30	4/4/23	23,625	(4)	403,043
	25,452	36,507	(5)	12.75	3/5/24	26,250	(13)	447,825
	-	33,374	(6)	18.19	4/9/25	21,206	(5)	361,774
						150,000	(14)	2,559,000
						43,453	(6)	741,308
Chris McKee	40,000	-	(7)	0.60	5/1/18	2,250	(3)	38,385	125,000	(17)	2,132,500
	10,000	-	(8)	1.24	3/5/20	13,500	(4)	230,310
	19,500	-	(9)	1.21	2/24/21	15,000	(13)	255,900
	38,500	1,500	(3)	1.75	2/23/22	10,519	(5)	179,454
	15,000	9,000	(4)	3.30	4/4/23	93,750	(14)	1,599,375
	14,129	18,171	(5)	12.75	3/5/24	19,554	(6)	333,591
	-	15,018	(6)	18.19	4/9/25
Michael T. Sicoli	-	20,000	(10)	18.47	4/13/25	20,000	(10)	341,200	125,000	(17)	2,132,500
						37,500	(11)	639,750
Layne Levine	22,500	7,500	(11)	2.80	11/1/22	17,500	(16)	298,550	90,000	(17)	1,535,400
	15,000	9,000	(4)	3.30	4/4/23	13,500	(4)	230,310
	8,486	10,914	(5)	12.75	3/5/24	6,356	(5)	108,433
	-	11,681	(6)	18.19	4/9/25	56,250	(14)	959,625
						15,209	(6)	259,466
Michael Bauer	14,000	2,000	(12)	2.12	6/26/22	3,750	(15)	63,975
	10,000	6,000	(4)	3.30	4/4/23	9,000	(4)	153,540
	9,973	12,827	(5)	12.75	3/5/24	7,500	(13)	127,950
		8,344	(6)	18.19	4/9/25	7,425	(5)	126,671
						56,250	(14)	959,625
						10,863	(6)	185,323

(1)	The value of equity awards is based on the closing price of our stock on the NYSE on December 31, 2015, which was $17.06.
(2)	This restricted stock award vests in full on June 30, 2016.
(3)	This award vests quarterly in equal installments through February 23, 2016.
(4)	This award vests quarterly in equal installments through April 4, 2017.
(5)	This award vests quarterly in equal installments through March 5, 2018.
(6)	This award vests quarterly in equal installments through April 9, 2019.
(7)	This stock option fully vested on May 1, 2012.
(8)	This stock option fully vested on March 5, 2014.
(9)	This stock option fully vested on February 24, 2015.
(10)	This award vests quarterly in equal installments through April 13, 2019.
(11)	This award vests quarterly in equal installments through November 1, 2016.
(12)	This award vests quarterly in equal installments through June 26, 2016.
(13)	This award vests quarterly in equal installments through August 1, 2016.
(14)	This award vests quarterly in equal installments through March 1, 2017.
(15)	This award vests quarterly in equal installments through June 26, 2016.
(16)	This award vests quarterly in equal installments through September 1, 2017.

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(17)	This restricted stock award vests as follows: (i) 25% of the shares will begin vesting if the Company achieves $700 million in annualized revenue within five years from the grant date and will continue to vest in eight equal quarterly installments over two years; (ii) 25% of the shares will begin vesting if the Company achieves $1 billion in annualized revenue within five years from the grant date and will vest in in four equal quarterly installments over one year; (iii) 25% of the shares will begin vesting if the Company achieves $168 million in annualized adjusted EBITDA within five years from the grant date and will continue to vest in eight equal quarterly installments over two years; and (iv) 25% of the shares will begin vesting if the Company achieves $250 million in annualized adjusted EBITDA within five years from the grant date and will continue to vest in four equal quarterly installments over one years. During the vesting period of the performance grants, vesting would continue only if the achievement of previous targets is maintained. If any performance metric is not achieved within five years of the grant date, the shares tied to that performance metric will be forfeited.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2015

Except as set forth in the following table, no options were exercised and no restricted stock or restricted stock units vested for our 2015 named executive officers during the fiscal year ended December 31, 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
H. Brian Thompson	—	—	11,014	268,631
Richard D. Calder, Jr.	52,722	869,246	182,588	3,526,701
Chris McKee	—	—	106,087	2,053,494
Michael T. Sicoli	—	—	5,000	99,975
Layne Levine	—	—	54,881	1,080,676
Michael Bauer	46,000	539,800	58,587	1,141,069

(1)	The value realized on exercise of an option award is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the option.
(2)	The value realized on vesting of restricted stock units is based on the closing price of our common stock on the trading date immediately preceding the date of vesting.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Arrangements with our Named Executive Officers

H. Brian Thompson. In October 2006, we entered into an “at-will” employment agreement with Mr. Thompson to serve as our Executive Chairman. Mr. Thompson currently receives an annual base salary, which is subject to annual review and potential increase by our Compensation Committee. Mr. Thompson is also eligible to participate in the Company’s employee benefit plans in a manner consistent with full-time employees of the Company.

Richard D. Calder, Jr. In May 2007, we entered into an employment agreement with Mr. Calder to serve as our Chief Executive Officer and President, which was amended in July 2008 and in September 2011. Mr. Calder

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currently receives an annual base salary, which is subject to annual review and potential increase by our Compensation Committee, and is eligible to receive an annual bonus, based on criteria established by our Compensation Committee. Mr. Calder is also eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company.

In the event that Mr. Calder’s employment terminates due to his disability, he is entitled to continuation of his health benefits for twelve months following termination. In the event the Company terminates Mr. Calder’s employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to (i) continuation of his base salary and health benefits for twelve months following the termination of his employment; (ii) a pro-rata bonus for the previous year; and (iii) accelerated vesting of 100% of all outstanding equity awards held by Mr. Calder upon termination. In addition, the employment agreement provides that all unvested equity awards held by Mr. Calder will immediately accelerate and vest upon a change in control (as defined in the employment agreement).

Mr. Calder’s employment agreement contains non-competition and non-solicitation restrictions that apply during the term of Mr. Calder’s employment and for one year thereafter.

Chris McKee. In April 2008, we entered into an employment agreement with Mr. McKee to serve as our General Counsel, which was amended in September 2011.  Mr. McKee currently receives an annual base salary, which is subject to annual review and potential increase by our Compensation Committee, and is eligible to receive an annual bonus, based on criteria established by our Compensation Committee. Mr. McKee is also eligible to participate in the Company’s employee benefit plans in a manner consistent with other executives of the Company.

In the event that Mr. McKee’s employment terminates due to his disability, he is entitled to continuation of his health benefits for twelve months following termination. In the event the Company terminates Mr. McKee’s employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to continuation of his base salary and health benefits for twelve months following the termination of his employment. In addition, the employment agreement provides that all unvested equity awards held by Mr. McKee will immediately accelerate and vest upon a change in control (as defined in the employment agreement).

Mr. McKee’s employment agreement contains non-competition and non-solicitation restrictions that apply during the term of Mr. McKee’s employment and for one year thereafter.

Michael T. Sicoli. In April 2015, we entered into an employment agreement with Mr. Sicoli to serve as our Chief Financial Officer. Mr. Sicoli currently receives an annual base salary, which is subject to annual review and potential increase by our Compensation Committee, and is eligible to receive an annual bonus, based on criteria established by our Compensation Committee. Mr. Sicoli is also eligible to participate in the Company’s employee benefit plans in a manner consistent with other executives of the Company.

In the event that Mr. Sicoli’s employment terminates due to his disability, he is entitled to continuation of his health benefits for twelve months following termination. In the event the Company terminates Mr. Sicoli’s employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to (i) continuation of his base salary and health benefits for twelve months following the termination of his employment and (ii) a pro-rata bonus for the previous year. In addition, the employment agreement provides that all unvested equity awards held by Mr. Sicoli will immediately accelerate and vest upon a change in control (as defined in the employment agreement).

Mr. Sicoli’s employment agreement contains non-competition and non-solicitation restrictions that apply during the term of Mr. Sicoli’s employment and for one year thereafter.

Layne Levine. In October 2012, we entered into an employment agreement with Mr. Levine to serve as our Executive Vice President, Sales and Marketing.  In April 2015, Mr. Levine was promoted to Chief Revenue Officer. Mr. Levine currently receives an annual base salary, which is subject to annual review and potential increase by our Compensation Committee, and is eligible to receive an annual bonus, based on criteria established by our Compensation Committee. Mr. Levine is also eligible to participate in the Company’s employee benefit plans in a manner consistent with other executives of the Company.

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In the event that Mr. Levine’s employment terminates due to his disability, he is entitled to continuation of his health benefits for nine months following termination. In the event the Company terminates Mr. Levine’s employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to continuation of his base salary and health benefits for nine months following the termination of his employment. In addition, the employment agreement provides that all unvested equity awards held by Mr. Levine will immediately accelerate and vest upon a change of control (as defined in the employment agreement).

Mr. Levine’s employment agreement contains non-competition and non-solicitation restrictions that apply during the term of Mr. Levine’s employment and for nine months thereafter.

Michael Bauer. In April 2015 Mr. Sicoli replaced Mr. Bauer as our Chief Financial Officer and, in connection with Mr. Bauer’s resignation from the Company on June 30, 2015, Mr. Bauer executed a severance and release agreement with the Company. Under the severance and release agreement, Mr. Bauer is entitled to receive continuation of his annual base salary of $240,000 and retirement and health benefits for a period of 12 months following the separation date ending June 30, 2016 and additional vesting of his stock options and restricted stock grants.

Potential Payments Upon a Termination or Change in Control

The following table describes the potential payments and benefits to which Mr. Calder would have been entitled upon the happening of the following events on December 31, 2015: (i) termination of Mr. Calder’s employment due to disability, (ii) termination of Mr. Calder’s employment by us without cause or by Mr. Calder for good reason, and (iii) a change of control of the Company. Mr. Calder is not entitled to any payments upon any other kind of termination of his employment.

Event	Continuation of Salary ($)	Continuation of Bonus ($)	Payment of 2015 Bonus ($)	Continuation of Health Benefits(1) ($)	Long-Term Incentives(2) ($)	Total ($)
Termination of employment due to disability	—	—	—	18,304	—	18,304
Termination of employment by us without “cause” or by Mr. Calder for “good reason”	450,000	—	450,000	18,304	8,633,106	9,551,410
“Change of control” of GTT	—	—	—	—	8,633,106	8,633,106

(1)	These amounts are based on 2015 premium rates.
(2)	Represents the value derived from accelerated vesting of restricted stock and stock option based on the closing stock price on December 31, 2015.

The following table describes the potential payments and benefits to which Mr. McKee would be entitled upon the happening of the following events on December 31, 2015: (i) termination of Mr. McKee’s employment due to disability, (ii) termination of Mr. McKee’s employment by us without cause or by Mr. McKee for good reason, and (iii) a change of control of the Company. Mr. McKee is not entitled to any payment upon any other kind of termination of his employment.

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Event	Continuation of Salary ($)	Continuation of Bonus ($)	Payment of 2015 Bonus ($)	Continuation of Health Benefits(1) ($)	Long-Term Incentives(2) ($)	Total ($)
Termination of employment due to disability	—	—	—	18,304	—	18,304
Termination of employment by us without “cause” or by Mr. McKee for “good reason”	310,000	—	—	18,304	—	328,304
“Change of control” of GTT	—	—	—	—	6,977,043	6,977,043

(1)	These amounts are based on 2015 premium rates.
(2)	Represents the value derived from accelerated vesting of restricted stock and stock options based on the closing stock price on December 31, 2015.

The following table describes the potential payments and benefits to which Mr. Sicoli would be entitled upon the happening of the following events on December 31, 2015: (i) termination of Mr. Sicoli’s employment due to disability, (ii) termination of Mr. Sicoli’s employment by us without cause or by Mr. Sicoli for good reason, and (iii) a change of control of the Company. Mr. Sicoli is not entitled to any payments upon any other kind of termination of employment.

Event	Continuation of Salary ($)	Continuation of Bonus ($)	Payment of 2015 Bonus ($)		Continuation of Health Benefits(1) ($)	Long-Term Incentives(2) ($)	Total ($)
Termination of employment due to disability	—	—	—		18,304	—	18,304
Termination of employment by us without “cause” or by Mr. Sicoli for “good reason”	310,000	—	142,500	(3)	18,304	—	470,804
“Change of control” of GTT	—	—	—		—	3,113,450	3,113,450

(1)	These amounts are based on 2015 premium rates.
(2)	Represents the value derived from accelerated vesting of restricted stock and stock options based on the closing stock price on December 31, 2015.
(3)	Mr. Sicoli joined the Company on April 13, 2015. His pro-rata bonus target for 2015 was $142,500 based on an annualized bonus target of $190,000.

The following table describes the potential payments and benefits to which Mr. Levine would be entitled upon the happening of the following events on December 31, 2015: (i) termination of Mr. Levine’s employment due to disability, (ii) termination of Mr. Levine’s employment by us without cause or by Mr. Levine for good reason, and (iii) our change of control. Mr. Levine is not entitled to any payments upon any other kind of termination of employment.

Event	Continuation of Salary ($)	Continuation of Bonus ($)	Payment of 2015 Bonus ($)	Continuation of Health Benefits(1) ($)	Long-Term Incentives(2) ($)	Total ($)
Termination of employment due to disability	—	—		18,304	—	18,304
Termination of employment by us without “cause” or by Mr. Levine for “good reason”	260,000	—	—	18,304	—	278,304
“Change of control” of GTT	—	—	—	—	4,233,438	4,233,438

(1)	These amounts are based on 2015 premium rates.
(2)	Represents the value derived from accelerated vesting of restricted stock and stock options based on the closing stock price on December 31, 2015.

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We anticipate that we will enter into negotiated severance and release agreements with executives upon an event of termination of the executives without cause.

Compensation Risk Assessment

We believe that our executive compensation programs do not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on our company.

Related Person Transactions

Other than the compensation agreements and other arrangements described under “Compensation Discussion and Analysis” in this proxy statement and the transactions described below, during 2015, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, had or will have a direct or indirect material interest.

We have adopted a written policy, described in more detail below, that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee.

Each of the transactions described below was approved or ratified by a majority of our audit committee or Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.

H. Brian Thompson, the executive chairman of the Company's Board of Directors, is an independent director of Sonus Networks, Inc., a provider of Session Initiation Protocol ("SIP") network solutions (“Sonus”). Howard Janzen, an independent member of the Company's Board of Directors also serves as the independent Chairman of Sonus. In October 2015, GTT completed the acquisition of One Source, who was a customer of Sonus. One Source had a well-established and ongoing business relationship with Sonus prior to its acquisition by GTT. The Company paid Sonus approximately $0.1 million in fees related to its SIP Trunking platform during the year ended December 31, 2015, pursuant to the terms of a contract between the parties.

Nick Adamo, an independent member of the Company's Board of Directors, currently serves as senior vice president of the global service provider segment for Cisco Systems, Inc., a provider of products, services and integrated solutions to develop and connect networks around the world (”Cisco”). The Company purchases networking equipment and related software from Cisco and certain authorized Cisco resellers. The Company paid approximately $2.5 million to Cisco and its resellers for these products and services during the year ended December 31, 2015, pursuant to the terms of contracts between the parties. These contracts were in place before Mr. Adamo joined the Board of Directors.

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Michael Sicoli, the chief financial officer of the Company, serves as an independent director of Lumos Networks, Inc., a fiber- based bandwidth infrastructure and service provider in the Mid-Atlantic region (“Lumos”). The Company purchases last mile access services from Lumos, and Lumos purchases IP transit services from the Company. The Company paid Lumos approximately $0.4 million during the year ended December 31, 2015, and Lumos paid the Company a de minimis amount during the year ended December 31, 2015, pursuant to the terms of contracts between the parties. The majority of these contracts were in place before Mr. Sicoli joined the Company.

Procedures for Approval of Related Person Transactions

Our policy for the review and approval of transactions between us and related persons is set forth in the charter of our Audit Committee. Pursuant to the charter of our Audit Committee, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and approve all transactions or arrangements to which we were or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Additionally, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and make recommendations to the Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by us. In the course of its review of a related party transaction, the Audit Committee will consider: the benefits to the Company; the effect on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; the terms available to unrelated third parties or to employees generally; and any other matters the Audit Committee deems appropriate.

Equity Compensation Plan Information

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by stockholders(1)	1,376,377	9.05	2,276,793
Equity compensation plans not approved by stockholders	—	—	—
Total	1,376,377	9.05	2,276,793

(1)	These plans include the 2015 Plan, 2011 Plan and the 2006 Plan.

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COMPENSATION COMMITTEE REPORT

The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that GTT Communications, Inc. specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed the compensation discussion and analysis required by Item 402 of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the compensation discussion and analysis set forth above be included in this proxy statement.

Respectfully submitted by the Compensation Committee,

Howard Janzen, Chair
Theodore B. Smith, III
Rhodric Hackman
Nick Adamo

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OTHER INFORMATION

Beneficial Ownership of Principal Stockholders, Directors, and Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock on April 15, 2016, by (1) each current director, director nominee and named executive officer of our Company, (2) all current directors, director nominees and named executive officers of our Company as a group, and (3) each person known by us to own more than 5% of our common stock.

Percentage of beneficial ownership is calculated based on 37,154,181 shares of common stock outstanding as of April 15, 2016. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 15, 2016, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the principal address of each of the persons below is c/o GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102.

Name	Number of Shares Beneficially Owned	% of Outstanding Shares
Richard D. Calder, Jr.(1)	1,871,774	5.04%
Chris McKee(2)	648,060	1.74%
Michael T. Sicoli(3)	211,606	0.57%
Layne Levine(4)	320,981	0.86%
H. Brian Thompson(5)	6,777,336	18.24%
S. Joseph Bruno	99,009	0.27%
Rhodric C. Hackman(6)	172,508	0.46%
Howard Janzen	255,121	0.69%
Morgan O'Brien	102,140	0.27%
Theodore B. Smith, III	388,674	1.05%
Nick Adamo	6,308	0.02%
Michael Bauer(7)	239,136	0.64%

All executive officers and directors as a group	11,092,653	29.86%
Other 5% Stockholders:
Gilder, Gagnon, Howe & Co. LLC(8)	2,433,450	6.55%
Columbia Wanger Asset Management LLC(9)	2,036,427	5.48%

(1)	Includes 46,782 shares issuable upon exercise of options that are presently exercisable or that will be exercisable within 60 days of the record date.
(2)	Includes 149,421 shares issuable upon exercise of options that are presently exercisable or that will be exercisable within 60 days of the record date.
(3)	Includes 4,999 shares issuable upon exercise of options that are presently exercisable or that will be exercisable within 60 days of the record date.
(4)	Includes 58,081 shares issuable upon exercise of options that are presently exercisable or that will be exercisable within 60 days of the record date.

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(5)	Includes 6,190,171 shares of common stock owned by Universal Telecommunications, Inc. Mr. Thompson is the Chief Executive Officer and majority shareholder of Universal Telecommunications, Inc. The shares of Universal Telecommunications, Inc. not held by Mr. Thompson are owned by members of his family.
(6)	Includes 153,608 shares of common stock owned by the Hackman Family Trust and 18,900 shares of common stock owned by Mercator Capital L.L.C. Mr. Hackman and his spouse are the trustees of the Hackman Family Trust, the beneficiaries of which are members of the Hackman family.
(7)	The beneficial ownership amount for Mr. Bauer is as of the last date of his employment.
(8)	Based on information contained in the Form 13F filed by Gilder, Gagnon, Howe & Co. LLCAs of December 31, 2015.
(9)	Based on information contained in the Form 13F filed by Columbia Wanger Asset Management LLC as of December 31, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2015, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

Incorporated By Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C, or to the liabilities of Section 18 of the Exchange Act.

The Board of Directors recommends a vote “for” each of the nominees named herein.

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PROPOSAL 2

ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

SEC rules adopted pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. We have currently elected to hold this advisory vote on executive compensation on an annual basis.

For the reasons stated below, we are requesting your approval of the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion is hereby APPROVED.”

The compensation of our named executive officers and our compensation philosophy policies are comprehensively described in the Compensation Discussion and Analysis and the Compensation of Executive Officers sections, and the accompanying tables (including all footnotes) and narrative, beginning on page 15 of this proxy statement which we urge you to review.

The Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, shareholder value and companywide performance, and are competitive with peer companies of similar complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2015, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with stockholders’ long-term interests, focusing on the long-term and creating balanced program elements that encourage aligned, systemic, sustainable performance.

Neither the approval nor the disapproval of this resolution will be binding on us or the Board of Directors or will be construed as overruling a decision by us or the Board of Directors. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this Proposal is required for the approval of this Proposal.

The Board of Directors recommends a vote ‘for’ the non-binding advisory resolution relating to the compensation of our named executive officers.

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PROPOSAL 3

RATIFY THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR ENDING DECEMBER 31, 2016

CohnReznick LLP served as our independent registered public accounting firm in 2015 and is expected to be retained to do so in 2016. The Board has elected to ask our stockholders to ratify the appointment of the independent registered public accounting firm at the Annual Meeting as a matter of good corporate practice.

Stockholder ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain CohnReznick LLP, notwithstanding the fact that the stockholders did not ratify the appointment, or select another recognized accounting firm without re-submitting the matter to the stockholders. Even if the appointment is ratified, the Audit Committee reserves the right in its discretion to select a different recognized accounting firm at any time if it determines that such a change would be in the best interests of our Company and our stockholders.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this Proposal.

The Board of Directors recommends a vote ‘for’ the ratification of the appointment of CohnReznick LLP as the Company’s Independent Registered Public Accounting Firm for the current fiscal year ending December 31, 2016.

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PROPOSAL 4

APPROVAL OF THE 2016 EMPLOYEE STOCK PURCHASE PLAN

On March 28, 2016, the Board of Directors adopted, subject to the approval of our stockholders, the GTT Communications, Inc. 2016 Employee Stock Purchase Plan, or the “ESPP.” We believe that the adoption of the ESPP will benefit us by providing employees with an opportunity to acquire shares of our common stock and will enable us to attract, retain and motivate valued employees.

Based solely on the closing price of our common stock reported on the NYSE on March 28, 2016, the maximum aggregate market value of the 500,000 shares of common stock that could potentially be issued under the ESPP is $7,775,000.

Summary of the Material Provisions of the ESPP

The following description of certain provisions of the ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached hereto as Exhibit A. It is our intention that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

Plan Administration. The ESPP will be administered by the Compensation Committee and will have full authority to make, administer and interpret such equitable rules and regulations regarding the ESPP as it deems advisable.

Eligibility. Any employee of the Company or of any present or future wholly-owned U.S. subsidiary of the Company is eligible to participate in the ESPP so long as the employee is employed on the first day of the applicable offering period. No person who owns or holds, or as a result of participation in the ESPP would own or hold, common stock or options to purchase common stock, that together equal to 5% or more of total outstanding common stock is entitled to participate in the ESPP. No employee may be granted an option under the ESPP to purchase common stock of the Company having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

Payroll Deductions; Participation. Participation in the ESPP is limited to eligible employees who authorize payroll deductions equal to a fixed dollar amount or a whole percentage of eligible compensation pursuant to the ESPP. There are currently approximately 553 employees who will be eligible to participate in the ESPP. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases.

Offering Periods. Unless otherwise determined by the Compensation Committee, each offering of common stock under the ESPP will be for a period of three months, which we refer to as an “offering period.” The first offering period under the ESPP will begin on April 1, 2016 and end on the following June 30th. Subsequent offerings under the ESPP will generally begin on the first business day occurring on or after each July 1st, October 1st, January 1st and April 1st and will end on the last business day occurring on or before the following September 30th, December 31st, March 31st or June 30th, respectively. Shares are purchased on the last business day of each offering period, with that day being referred to as an “exercise date.” The Compensation Committee may establish different offering periods or exercise dates under the ESPP.

Exercise Price. On the first day of an offering period, we will grant to employees participating in that offering period an option to purchase shares of our common stock. On the exercise date of each offering period, the employee is deemed to have exercised the option, at the exercise price, to the extent of accumulated payroll deductions. The option exercise price equal to the lesser of (i) the fair market value per share of our common stock on the first day of the offering period or (ii) 85% of the fair market value per share of our common stock on the exercise date. The maximum number of shares of common stock that may be issued to any employee under the ESPP in any offering period is 5,000 or such other lesser number of shares as determined by our Compensation Committee from time to time.

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Subject to certain limitations, the number of shares of our common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the option exercise price. In general, if an employee is no longer a participant on an exercise date, the employee’s option, which would have been automatically exercised on that date, will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.

Terms of Participation. Except as may be permitted by the Compensation Committee in advance of an offering, a participant may not increase or decrease the amount of his or her payroll deductions during any offering period but may increase or decrease his or her payroll deduction with respect to the next offering period by filing a new enrollment form within the period beginning 15 business days before the first day of such offering period and ending on the day prior to the first day of such offering period. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. An employee’s withdrawal will be effective as of the business day following the employee’s delivery of written notice of withdrawal under the ESPP.

Term; Amendments and Termination. The ESPP will continue until terminated by our Board of Directors. Our Board of Directors may, in its discretion, at any time, terminate or amend the ESPP. Upon termination of the ESPP, all contribution amounts in the accounts of participating employees will be refunded.

New Plan Benefits

Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the amended and restated ESPP in the future are not determinable.

Summary of Federal Income Tax Consequences

The following is only a summary of the effect of the United States income tax laws and regulations upon an employee and us with respect to an employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.

A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the ESPP.

If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which we refer to as a “disqualifying disposition,” the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) 15 percent of the fair market value of the common stock on the first day of the offering period in which the shares were purchased and (2) the excess of the amount actually received for the common stock over the amount paid. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

We are generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, we are not allowed a

39

deduction.

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2016 Employee Stock Purchase Plan.

The Board of Directors recommends a vote “for” approval of the 2016 Employee Stock Purchase Plan.

40

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This proxy statement and our annual report on Form 10-K are available on our Internet website at http://www.gtt.net/investor-relations/. Stockholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents stockholders would otherwise receive. We will notify stockholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a stockholder’s consent will remain in effect until such stockholder revokes it by notifying us otherwise at GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102, Attention: Corporate Secretary. Stockholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this proxy statement. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing us at GTT Communications, Inc., 7900 Tysons One Place, Suite 1450, McLean, Virginia 22102, Attention: Corporate Secretary.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more stockholders of record reside at the same address. Each stockholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Stockholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this proxy statement. Once given, a stockholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Stockholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our corporate secretary as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or the annual report on Form 10-K by contacting our corporate secretary as described above. Beneficial owners with the same address who receive more than one proxy statement and annual report on Form 10-K may request delivery of a single proxy statement and annual report on Form 10-K by contacting our corporate secretary as described above.

Other Matters

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

41

Exhibit A

GTT COMMUNICATIONS, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the GTT Communications, Inc. Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of GTT Communications, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). 500,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1.             Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2.             Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on April 1, 2016 and will end on the following June 30th (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each July 1st, October 1st, January 1st and April 1st and will end on the last business day occurring on or before the following September 30th, December 31st, March 31st and June 30th, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed one year in duration or overlap any other Offering.

3.             Eligibility. All individuals classified as employees on the books and records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Grant Date”) they are employed by the Company or a Designated Subsidiary. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s books and records are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. For the avoidance of doubt, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s books and records to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4.             Participation.

(a)           Participants. An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form to his or her appropriate payroll location within the period beginning 15 business days before the Grant Date and ending on the day prior to the Grant Date (or within such other period or by such other deadline as shall be established by the Administrator for the Offering).

(b)           Enrollment. The enrollment form will (i) state either (A) a whole percentage or (B) a fixed dollar amount to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (ii) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (iii) include such other information as the Administrator may reasonably request. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same whole percentage or fixed dollar amount of Compensation for future Offerings, provided he or she remains eligible.

(c)           Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.             Employee Contributions. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.

6.             Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering by filing a new enrollment form within the period beginning 15 business days before the Grant Date and ending on the day prior to the Grant Date (or within such other period or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7.             Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.             Grant of Options. On each Grant Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) 5,000 shares; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be the lesser of (i) Fair Market Value of the Common Stock on the Grant Date or (ii) 85 percent of Fair Market Value of the Common Stock on the Exercise Date.

Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the Grant Date, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the Grant Date(s)) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.             Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10.          Issuance of Common Stock. An electronic book entry with the Company’s transfer agent representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their nominee for such purpose.

11.          Definitions.

The term “Compensation” means the basic or regular rate of compensation.

The term “Designated Subsidiary” means any present or future wholly-owned U.S. Subsidiary (as defined below) and any other Subsidiary that has been designated by the Board or the Administrator to participate in the Plan. The Board or the Administrator may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.          Rights on Termination of Employment. If a Participant’s employment with the Company or a Designated Subsidiary terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the Subsidiary that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any entity other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for purposes of this Plan if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13.          Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

14.          Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15.          Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16.          Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17.          Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18.          Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19.          Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20.          Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21.          Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

22.          Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

23.          Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24.          Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

25.          Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

26.          Effective Date and Approval of Shareholders. The Plan shall become effective upon adoption by the Board and shall be approved by stockholders in accordance with applicable state law, the Company’s articles of incorporation and bylaws and the listing rules of the New York Stock Exchange within 12 months thereafter. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board, then any Options under the Plan shall be rescinded no additional Options shall thereafter be made under the Plan.

*    *   *   *

ANNUAL MEETING OF STOCKHOLDERS OF

GTT COMMUNICATIONS, INC.

May 31, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.gtt.net/investor-relations/sec-filings

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20803030030000000000 8 053116

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

A. Election of Directors:

1. The Board of Directors recommends that you vote FOR the listed nominees.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Richard D. Calder, Jr.
- ○ H. Brian Thompson
- ○ S. Joseph Bruno
- ○ Rhodric C. Hackman
- ○ Howard E. Janzen
- ○ Nick Adamo
- ○ Theodore B. Smith, III
- ○ Elizabeth Satin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

B. Vote on Proposals

	FOR	AGAINST	ABSTAIN
2. The Board of Directors recommends that you vote FOR the Proposal to approve the non-binding advisory resolution relating to the compensation of our named executive officers.	☐	☐	☐
3. The Board of Directors recommends that you vote FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for current fiscal year ending December 31, 2016.	☐	☐	☐
4. The Board of Directors recommends that you vote FOR the Proposal to approve the 2016 Employee Stock Purchase Plan.	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

GTT COMMUNICATIONS, INC.

May 31, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.gtt.net/investor-relations/sec-filings

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20803030030000000000 8 053116

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

A. Election of Directors:

1. The Board of Directors recommends that you vote FOR the listed nominees.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Richard D. Calder, Jr.
- ○ H. Brian Thompson
- ○ S. Joseph Bruno
- ○ Rhodric C. Hackman
- ○ Howard E. Janzen
- ○ Nick Adamo
- ○ Theodore B. Smith, III
- ○ Elizabeth Satin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

B. Vote on Proposals

	FOR	AGAINST	ABSTAIN
2. The Board of Directors recommends that you vote FOR the Proposal to approve the non-binding advisory resolution relating to the compensation of our named executive officers.	☐	☐	☐
3. The Board of Directors recommends that you vote FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for current fiscal year ending December 31, 2016.	☐	☐	☐
4. The Board of Directors recommends that you vote FOR the Proposal to approve the 2016 Employee Stock Purchase Plan.	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

GTT COMMUNICATIONS, INC.

7900 Tysons One Place
Suite 1450
McLean, Virginia 22102

The undersigned appoints Richard D. Calder, Jr. and Chris McKee, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of GTT Communications, Inc. ("GTT") held of record by the undersigned on April 15, 2016, at the Annual Meeting of Stockholders to be held on May 31, 2016, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.

(Continued and to be signed on the reverse side)

1.1 14475